Exhibit 23.3

24 August 2007

Consent of Independent Registered Public Accounting Firm

Evercore Partners Inc.

55 East 52nd Street

New York. NY 10055

U.S.A.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No.333-          ) of Evercore Partners Inc. of our report dated 01 March 2007, relating to the financial accounts of Braveheart Financial Services Limited, which appears in the current report on Form 8-K/A (No. 001-32975) of Evercore Partners Inc. filed on 07 March 2007.

/s/ Saffery Champness

Chartered Accountants, United Kingdom

Registered Auditors

24 August, 2007